Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 30, 2026 in this registration statement on Form S-8, with respect to the consolidated financial statements of Jowell Global Ltd. (the “Company”) as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025 which appears in the Company’s annual report on Form 20-F for the year ended December 31, 2025.

/s/ Enrome LLP

Singapore

June 17, 2026

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